Exhibit 10.14

English Translation

SALES CONTRACT

Seller: CEEG Nanjing International Trade Co., Ltd.	No.: CEEGNIC06A1/S006
Buyer: CEEG (Nanjing) PV-Tech Co., Ltd.	Date: July 11, 2006

Through friendly consultation, the Buyer and the Seller reached agreement on the following stipulations:

1. Name, Type, Quantity and Amount of the Product

Name	Specifications		Unit	Quantity	Unit Price (incl. tax)	Amount (incl. tax)

Solar grade Mono-crystalline silicon wafers	(6 inches	)	PC	40,000	RMB 55.00	RMB 2,200,000.00

Total Amount: RMB Two Million Two Hundred Thousand (RMB 2,200,000.00)

2. Quality Requirements and Technology Standards: Solar grade Mono-crystalline silicon wafers (for details please refer to the attachment).

3. Time, Place and Term of Delivery: the Seller shall deliver all the products to the Buyer before 16th July, 2006. The products shall be delivered to the warehouse of the Buyer. The Buyer shall be responsible for the delivery or ask the Seller to handle transportation on behalf of it.

4. Shipment, Destination and Fees: Deliver all the products to the Buyer’s warehouse by automobile. The Buyer shall be responsible for the freight.

5. The Criterion of Packaging, Supply and Callback of Packing Materials: The packaging shall meet the requirement of transportation.

6. Criterion and Inspection and Acceptance Method: according to the technology requirements stipulated in this contract.

7. Transfer of the Object: the ownership of the object shall be transferred to the Buyer on the date of delivery.

8. Default Liabilities: 1. In the event a Party fails to perform in accordance with the Contract, it shall pay default penalty of 5% to the other Party; 2. During the inspection period (within five days after receipt of the products), if the type, specifications and quality of the products delivered by the Seller do not comply with the stipulations of the Contract, the Buyer shall issue a written report and settle the problem through consultation; 3. If the Seller delays the delivery not due to the Buyer’s fault, and fails to cure it within one week after receiving the Buyer’s claim, Seller shall be deemed as failure of delivery. The Buyer is entitled to notify the Seller of the rescission of the Contract and the rescission shall be effective immediately upon the receipt of such notification by the Seller. The Seller shall return the price value of the undelivered products and pay to the Buyer a default penalty of 5% of the price value of the undelivered products; 4. Default penalty and other damages payable hereunder shall be paid in full within fifteen days after the determination of liabilities or the effectiveness of the notice to terminate the Contract, or it shall be deemed as payment in arrears; 5. The Parties to this Contract shall keep the stipulations of this Contract confidential. The losses caused by the disclosure of the Contract shall be borne by the defaulting Party.

9. All disputes arising from the performance of this Contract shall be settled through consultation by both Parties. In case no settlement can be reached through consultation, both Parties agree that the dispute shall be filed to the arbitration commission where the applying party is located.

10. Form and Term of Payment: The Buyer shall prepay to the Seller 100% of the amount of the products by telegraphic transfer before 14th July, 2006. The Seller shall provide the Buyer with a value added tax invoice in full amount when the products are delivered.

11. Term of the Contract: This Contract shall come into effect from the date of execution.

12. Miscellaneous: The contract copies executed and delivered through telefax shall be as valid as the original.

The Seller

Company Name: CEEG Nanjing International

Trade Co., Ltd. (Seal)

Address: 3F, Xinchen International Mansion, 26

Zhongshan Road, Nanjing

Legal representative:

Entrusted Agent:

Tel.: 025-83275873

Fax : 025-83275377

Opening Bank:

Account Number:

The Buyer

Company Name: CEEG (Nanjing)

PV-Tech Co., Ltd. (Seal)

Address: No. 123 Focheng West Road,

Jiangning Economic & Technical

Development Zone, Nanjing, China

Legal representative: /s/ Lu Tingxiu

Entrusted Agent:

Tel.: Fax : Opening Bank:

Account Number:

Tax File Number: